UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37666	47-4668380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 15, 2016, Pinnacle Entertainment, Inc. (the “Company”) entered into amendments to certain employment agreements effective as of January 1, 2017 (the “Effective Date”), with Carlos A. Ruisanchez, the Company’s President and Chief Financial Officer, Virginia E. Shanks, the Company’s Executive Vice President and Chief Administrative Officer, and Neil E. Walkoff, the Company’s Executive Vice President of Operations (collectively, the “Employment Agreement Amendments”). The Employment Agreement Amendments amend the base salaries earned by Messrs. Ruisanchez and Walkoff and Ms. Shanks.

Pursuant to the Employment Agreement Amendments, beginning on the Effective Date, Mr. Ruisanchez will earn an annual base salary of $880,000, Ms. Shanks will earn an annual base salary of $660,000 and Mr. Walkoff will earn an annual base salary of $575,000.

The foregoing summary of the Employment Agreement Amendments is qualified in its entirety by reference to the Employment Agreement Amendments, which are attached as Exhibits 10.1, Exhibit 10.2 and Exhibit 10.3 to this Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Second Amendment to Employment Agreement, dated as of December 15, 2016, between Pinnacle Entertainment, Inc. and Carlos A. Ruisanchez

Exhibit 10.2	Third Amendment to Employment Agreement, dated as of December 15, 2016, between Pinnacle Entertainment, Inc. and Virginia E. Shanks

Exhibit 10.3	Second Amendment to Employment Agreement, dated as of December 15, 2016, between Pinnacle Entertainment, Inc. and Neil E. Walkoff

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: December 16, 2016	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Second Amendment to Employment Agreement, dated as of December 15, 2016, between Pinnacle Entertainment, Inc. and Carlos A. Ruisanchez

Exhibit 10.2	Third Amendment to Employment Agreement, dated as of December 15, 2016, between Pinnacle Entertainment, Inc. and Virginia E. Shanks

Exhibit 10.3	Second Amendment to Employment Agreement, dated as of December 15, 2016, between Pinnacle Entertainment, Inc. and Neil E. Walkoff